_________________________________________________________________


               New England Business Service, Inc.

            Supplemental Executive Retirement Plan

_________________________________________________________________



                   Effective January 4, 1999




<PAGE

               NEW ENGLAND BUSINESS SERVICE, INC.
            SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       TABLE OF CONTENTS
_____________________________________________________________

ARTICLE I  -  ESTABLISHMENT OF THE PLAN

     1.1     Name of Plan                                1
     1.2     Effective Date                              1
     1.3     Purpose                                     1
     1.4     Restricted Coverage                         1
     1.5     Plan Unfunded                               1

ARTICLE II  -  DEFINITIONS

     2.1     Accrued Benefit                             2
     2.2     Average Final Compensation                  2
     2.3     Benefit Commencement Date                   2
     2.4     Board                                       2
     2.5     Change in Control                           2
     2.6     Code                                        6
     2.7     Committee                                   6
     2.8     Company                                     6
     2.9     Compensation                                6
     2.10     Disability                                 7
     2.11     Early Retirement Date                      7
     2.12     Effective Date                             7
     2.13     Entry Date                                 7
     2.14     ERISA                                      7
     2.15     Executive                                  7
     2.16     Good Cause                                 7
     2.17     Incumbent Board                            8
     2.18     Normal Retirement Date                     8
     2.19     Participant                                8
     2.20     Plan                                       8
     2.21     Plan Administrator                         8
     2.22     Plan Year                                  8
     2.23     Separation from Service                    8
     2.24     Service                                    9
     2.25     Surviving Spouse                           9


TABLE OF CONTENTS
(continued)

_______________________________________________________________

ARTICLE II  -  DEFINITIONS  (continued)

     2.26     Trust                                     9
     2.27     Vested Benefit                            9
     2.28     Vesting Percentage                        9
     2.29     Year of Benefit Service                   9

ARTICLE III  -  PARTICIPATION

     3.1     Eligibility Requirements                  10
     3.2     Entry and Re-Entry Into the Plan          10

ARTICLE IV  -  RETIREMENT BENEFITS

     4.1     Amount, Timing, and Form of Benefits      11

ARTICLE V  -  VESTING AND FORFEITURES

     5.1     Vesting Percentage                        12
     5.2     Vested Benefit                            12
     5.3     Forfeitures                               12
     5.4     Amendment of Vesting Provisions           12
     5.5     Forfeiture of Vested Benefits             13

ARTICLE VI  -  RETIREMENT BENEFITS

     6.1     Normal Retirement Benefit                 15
     6.2     Determination of Accrued Benefit          15
     6.3     Adjustment for Early Retirement           16
     6.4     Adjustment for Late Retirement            16
     6.5     Disability Retirement                     16

ARTICLE VII  -  BENEFIT COMMENCEMENT DATE

     7.1     Eligibility for Payment                   17
     7.2     Benefit Commencement Date                 17

ARTICLE VIII  -  BENEFIT FORMS AVAILABLE

     8.1     Forms of Benefits for Participants        19
     8.2     Life Annuity Benefit Election             19

TABLE OF CONTENTS
(continued)

_____________________________________________________________

ARTICLE IX  -  DEATH BENEFITS

     9.1     Death Prior to Benefit Commencement        20
     9.2     Death After Benefit Commencement           20

ARTICLE X  -  ADMINISTRATION

     10.1     Plan Administration                       21
     10.2     Indemnification                           21
     10.3     Ownership of Assets                       22
     10.4     Expenses                                  22

ARTICLE XI  -  TRUST AGREEMENT; LIQUIDITY FUND

     11.1     Trust Fund                                23
     11.2     Liquidity Fund                            23


ARTICLE XII  -  AMENDMENT OF THE PLAN

     12.1     Amendment                                 24
     12.2     Effect of Amendment on Vesting            24

ARTICLE XIII  -  TERMINATION OF THE PLAN

     13.1     Termination                               25
     13.2     Benefits after Plan Termination           25

ARTICLE XIV  -  MISCELLANEOUS

     14.1     Limitations of Rights; Employment
              Relationship                              26
     14.2     Determination of Benefits, Claims
              Procedure, and Administration             26
     14.3     Arbitration                               27
     14.4     Non-Assignability of Benefits             28
     14.5     Facility of Payments                      28
     14.6     Obligations to Withhold and Pay Taxes     29
     14.7     Representations                           29
     14.8     Severability                              29
     14.9     Applicable Law                            29
     14.10     Successor Employers                      30

APPENDIX  -  DESIGNATION OF PARTICIPANTS                31

                             ARTICLE I
                     ESTABLISHMENT OF THE PLAN
_________________________________________________________________

1.1  Name of Plan

The Plan shall be known as the New England Business Service,
Inc. Supplemental Executive Retirement Plan.

1.2  Effective Date

The Effective Date of the Plan is January 4, 1999.

1.3  Purpose

The Company intends this Plan to provide certain retirement income benefits (as described herein) to certain Executives
(as identified from time to time in the Appendix hereto) of the Company. Such benefits are intended to supplement the retirement income benefits provided to a Participant by the Company through its other broad-based retirement programs and Social Security benefits.

1.4  Restricted Coverage

Participation in this Plan shall be limited to Executives, so that for purposes of Title I of ERISA the Plan shall at all times cover only employees who make up a select group of management or highly compensated employees whose positions with the Company allow them to have a significant effect on the Company's results of operations by the performance of services of major importance in the management, operation, and development of the Company's business.

1.5  Plan Unfunded

This Plan is intended to be unfunded for purposes of (a)
Title I of ERISA and (b) taxation of vested accrued benefits pursuant to the Code.

                                 ARTICLE II
                                 DEFINITIONS

______________________________________________________________________

The following terms shall have the meanings specified below unless the context otherwise requires:

2.1 "Accrued Benefit" shall mean the portion of a Participant's normal retirement benefit that has accrued as of any date pursuant to Section 6.2.

2.2  "Average Final Compensation" shall mean the sum of (a) the
Participant's annual base      salary at the time of his
Separation from Service and (b) the average of a
Participant's      bonuses for the three Plan Years in which
the Participant's greatest bonus is received      during his
final five Plan Years of Service.

2.3  "Benefit Commencement Date" shall mean the date as of which
benefits hereunder first      become payable, in accordance
with the provisions of Article VII, to or with respect to a Participant.

2.4  "Board" shall mean the Board of Directors of the Company.

2.5  "Change in Control" shall mean:

     (a)     The acquisition by any individual, entity, or group
             (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 35% or more of either

               (i)     the then outstanding shares of the
                       Company's common stock (the "Common Stock"), or

               (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of the directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in Control:

                    (A)     any acquisition directly from the
                            Company (excluding an acquisition by virtue of the exercise of a conversion privilege);

                    (B)     any acquisition by the Company or by
                            any corporation controlled by the Company;

                    (C)     any acquisition by any employee
                            benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

                    (D)     any acquisition by any corporation
                            pursuant to a consolidation or merger, if, following such consolidation or merger, the conditions described in clauses (i), (ii), and (iii) of subsection (c) of this Section are satisfied; or

     (b) Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote or resolution of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or a threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

     (c) Adoption by the Board of a resolution approving an agreement of consolidation of the Company with or merger of the Company into another corporation or business entity in each case, unless, following such consolidation or merger,

               (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such consolidation or merger and/or the combined voting power of the then outstanding voting securities of such cor poration or business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or sub stantially all of the individuals and entities who were the beneficial owners, respectively, of the Common Stock and Outstanding Company Voting Securities immediately prior to such consolidation or merger in substantially the same proportions as their ownership immediately prior to such consolidation or merger of the

                       Common Stock and/or Outstanding Company Voting Securities, as the case may be;

               (ii)    no Person, excluding

                    (A)     the Company;
                    (B) any employee benefit plan (or related trust) of the Company;
                    (C)     such corporation or other business
                            entity resulting from such consoli
                            dation or merger, and
                    (D)     any Person beneficially owning,
                            immediately prior to such consoli
                            dation or merger, directly or
                            indirectly, 35% or more of the Common
                            Stock and/or Outstanding Company
                            Voting Securities, as the case may
                            be,

                    beneficially owns, directly or indirectly,
                    35% or more of the then outstanding shares of common stock of the corporation resulting from such consolidation or merger, or the combined voting power of the then out standing voting securities of such corporation or business entity entitled to vote generally in the election of its directors (or other persons having the general power to direct the affairs of such entity), and

               (iii)at least a majority of the members of
                    the board of directors (or other group
                    of persons having the general power to direct the affairs of the corporation or other business entity) resulting from such consolidation or merger were members of the Incumbent Board at the time of the execution of the initial agreement providing for such consolidation or merger, provided that any right which shall vest by reason of the action of the Board pursuant to this paragraph (c) shall be divested, with respect to any such right not already exercised, upon

                    (A)     the rejection of such agreement of
                            consolidation or merger by the stockholders of the Company, or
                    (B)     its abandonment by either party
                            thereto in accordance with its terms.

     (d) Adoption by the requisite majority of the whole Board, or by the holders of such majority of stock of the Company as is required by law or by the Certificate of Incorporation or By-Laws of the Company as then in effect, of a resolution or consent authorizing

               (i)     the dissolution of the Company, or

               (ii)    the sale or other disposition of all or
                       substantially all of the assets of the Company, other than to a corporation or other business entity with respect to which following such sale or other disposition,

                    (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and/or the combined voting power of the outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity) is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportions as their ownership immediately prior to such sale or other disposition of the Stock and/or Outstanding Company Voting securities, as the case may be,

                    (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation or other business entity, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 35% or more of, the Common Stock and/or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 35% or more of the then outstanding shares of common stock of such corporation and/or the combined voting power of the then outstanding voting securities of such corporation or other business entity entitled to vote generally in the election of directors (or other persons having the general power to direct the affairs of such entity); and

                    (C) at least a majority of the members of the board of directors (or other group of persons having the general power to direct the affairs of such corporation or other entity) were members of the Incumbent Board at the time of the execution of the initial agreement or action

                                      5

                            of the Board providing for such sale or
                            other disposition of assets of the Company;
                            provided that any right which shall vest by reason of the action of the Board or the stockholders pursuant to this paragraph (d) shall be divested, with respect to any such right not already exercised, upon the abandonment of the Company of such dissolution, or such sale or other disposition of assets, as the case may be.

     A Change in Control shall not occur upon the mere re-incorporation of the Company in another state.

2.6 "Code" shall mean the Internal Revenue Code of 1986 as amended, and including all regulations thereunder.
2.7     "Committee" shall mean the Organization and Compensation
Committee of the Board of Directors of the Company.

2.8 "Company" shall mean New England Business Service, Inc. and, in the event of a Change in Control, each successor to and assign of New England Business Service, Inc.

2.9 "Compensation" shall mean those elements of a Participant's total remuneration from the Company which are pensionable under this Plan.

     (a) Compensation shall include only base salary and bonuses earned by a Participant for personal services rendered to the Company for any Plan Year, regardless of when such remuneration is actually paid (or would be paid if not deferred pursuant to any deferred compensation plan). Compensation shall include:

               (i) amounts deferred under any deferred compensation plan, and

               (ii) amounts contributed from the Participant's remuneration under any plan maintained by the Company pursuant to Code Sections 125, 132, or 401(k).

     (b)     Compensation shall not include:

               (i) employer contributions to any employee benefit plan (including without limitation this Plan) and all benefits provided under any such plan, and

               (ii) the value of or any income from any types of equity-based compensation programs (including without limitation stock options, stock appreciation rights, and restricted stock) except for the portion of any bonus paid in the medium of Company Stock.

2.10 "Disability" (and "Disabled") shall mean a Participant's inability, on account of a physical or mental impairment or condition, substantially to perform the material duties of his position as an Executive despite reasonable accommodations made or proposed by the Company, provided that (a) such inability and impairment or condition are established to the satisfaction of the Board, and (b) the Participant is receiving benefits under a Company Disability Plan.

2.11 "Early Retirement Date" shall mean the first day of any month following the later of (a) the Participant's 55th birthday and (b) either (i) the completion of his fifth Year of Benefit Service, or (ii) his separation from service either (A) upon or following the occurrence of a Change in Control or (B) as the result of either a Disability or an involuntary termination without Good Cause.

2.12     "Effective Date" shall mean the date specified as such in
Section 1.2 above.

2.13 "Entry Date" shall mean the date on which an Executive becomes a Participant in the Plan as provided in Article III.

2.14     "ERISA" shall mean Public Law No. 93-406, the Employee
Retirement Income Security Act of 1974, as amended, and including all regulations thereunder.

2.15 "Executive" shall mean any employee of the Company who is a member of a select group of management or highly compensated employees of the Company, and who is recommended for participation in the Plan by the Chief Executive Officer of the Company and approved by the Committee.

2.16     "Good Cause" shall mean a Participant's:

     (a) Willful and continuing failure substantially to perform duties assigned in good faith from time to time by the Company, provided that such failure is not solely the result of

               (i)     a Disability;
               (ii) a leave of absence either granted in writing by the Company or guaranteed by applicable law; or
               (iii) some other reason agreed to in advance by the Board.

     (b) Willful conduct which is demonstrably and materially injurious to the Company.

     (c) Conviction of a felony or a misdemeanor involving the theft, misappropriation, or embezzlement of property of the Company.

For purposes of this Section 2.16, the term "Board" shall include the board of directors (or body with a similar function) of the Company's successor following a Change in Control.

2.17 "Incumbent Board" shall mean the Board, as defined in Section 2.5, which is in place as of the Effective Date of this Plan.

2.18 "Normal Retirement Date" shall mean the first day of the month coincident with or next following a Participant's 65th birthday.

2.19 "Participant" shall mean any Executive who is covered by this Plan in accordance with the provisions of Article III.

2.20     "Plan" shall mean the New England Business Service, Inc.
Supplemental Executive Retirement Plan, as stated herein and as amended or supplemented from time to time.

2.21 "Plan Administrator" shall mean the committee appointed to administer the Plan pursuant to Section 10.1 of this Plan.

2.22 "Plan Year" shall mean the Company's fiscal year, ending on the last Friday of each June following the Effective Date while this Plan remains in effect, provided that for purposes of the definitions of "Average Final Compensation" and "Year of Benefit Service", "Plan Year" shall include all such periods before or after the Effective Date of the Plan.

2.23 "Separation from Service" shall mean the termination of a Participant's Service for any reason, including the death of the Participant.

2.24 "Service" shall mean a Participant's period of employment with the Company.

2.25 "Surviving Spouse" shall mean the spouse of a Participant as of the earlier of (a) the Participant's Benefit Commencement Date or (b) his date of death, entitled to received benefits under the Plan as provided in Sections 8.1 and 9.1 of the Plan.

2.26 "Trust" shall mean, in the event of a Change in Control, the trust created under the New England Business Service, Inc. Supplemental Executive Retirement Plan Trust Agreement.

2.27 "Vested Benefit" shall mean the portion of a Participant's Accrued Benefit calculated in accordance with Article V of this Plan.

2.28 "Vesting Percentage" shall mean the percentage determined in accordance with Section 5.1 of this Plan.

2.29 "Year of Benefit Service" shall mean, except as otherwise specified in the Appendix hereto, each Plan Year subsequent to June 29, 1992 in which the Participant has any Service.

In all instances throughout this document, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                               ARTICLE III
                              PARTICIPATION

_______________________________________________________________________

3.1     Eligibility Requirements

     Only Executives shall be eligible to become and remain Participants in the Plan. An Executive shall become a Participant only upon designation as a Participant in the Appendix hereto by the Committee after recommendation by the Chief Executive Officer. A Participant shall continue as a Participant for the purpose of accruing additional benefits under the Plan only as long as he remains in Service as an Executive of the Company. A Disabled Participant remains a Participant as long as he is continuing to accrue Benefit Service while Disabled under the provisions of Section 6.5.

3.2     Entry and Re-Entry Into the Plan

     An Executive shall become a Participant on the effective date of his designation as a Participant in the Appendix hereto. If a Participant's Service is subsequently broken and he is later re-employed as an Executive, he shall resume his participation in the Plan only if he is again designated as a Participant by the Committee on an amended Appendix hereto and only on the effective date of such new designation.

                               ARTICLE IV
                          RETIREMENT BENEFITS

_______________________________________________________________________

4.1     Amount, Timing, and Form of Benefits

     A Participant who has a Separation from Service after his Entry Date shall be entitled to receive his Vested Benefit, as determined in accordance with Articles V and VI, commencing on the Participant's Benefit Commencement Date as determined in accordance with Article VII, and payable in the form provided in Article VIII.

                                ARTICLE V
                         VESTING AND FORFEITURES
________________________________________________________________________


5.1     Vesting Percentage

     Subject to Section 5.5, a Participant's Vesting Percentage as of any date shall be 0% until the date on which the first of the following events occurs and thereafter it shall be 100%:

     (a) A Change in Control occurs, unless such Change in Control was approved by a resolution adopted by at least a majority of the members of the Incumbent Board (as defined in Section 2.5).

     (b) The Participant incurs a Separation from Service, either involuntarily without Good Cause or on account of Disability or death.

     (c)     The participant attains his Early Retirement Date.

5.2     Vested Benefit

     Subject to Section 5.5, a Participant's Vested Benefit under this Plan shall be the product of his Accrued Benefit multiplied by his Vesting Percentage.

5.3     Forfeitures

     Any portion of a Participant's Accrued Benefit that is not included in his Vested Benefit at the time of his Separation from Service shall be immediately forfeited. If a Participant's Vested Benefit is reduced to zero pursuant to Section 5.5, his Accrued Benefit shall be forfeited immediately. Any amounts forfeited by a Participant shall remain the sole and exclusive property of the Company and shall not increase the benefits of any other Participant.

5.4     Amendment of Vesting Provisions

     No amendment to the Plan shall reduce a Participant's Vested
Benefit under the Plan. An amendment may, however, increase the Service required or impose or change any other requirements or conditions that a Participant must meet in order to become vested or further vested in any Accrued Benefit to the extent not already vested as of the date that the amendment is adopted.

5.5     Forfeiture of Vested Benefit

     Notwithstanding anything to the contrary in this Plan, the Vesting Percentage and the Vested Benefit of any Participant shall be reduced to zero if, during the period ending on the earlier of the fifth anniversary of his Separation from Service and the effective date of a Change in Control, the Participant either provides Services to or obtains an Interest in any Entity which at the time of the Participant's Separation from Service directly Competed with any member of the Company Group. For purposes of this Section 5.5, the following terms shall have the following meanings:

     (a) "Compete" shall mean the offer or sale of the same products and/or services as are offered or sold by any member of the Company Group or the offer or sale of any products and/or services that reasonably may be used in substitution of any products and/or services offered or sold by any member of the Company Group.

     (b) "Company Group" shall mean the Company and all of its direct and indirect "parent corporations" and "subsidiary corporations" within the meaning of Code Sections 424(e) and 424(f) respectively.

     (c) "Entity" shall refer to every possible type of entity, whether organized as a proprietorship, partnership, limited liability company, corporation or otherwise.

     (d) "Interest" shall refer to every type of ownership interest of a Participant in an Entity, whether as a proprietor, partner, member, shareholder or otherwise.

     (e) "Services" shall mean the provision of any type of services to an Entity by a Participant, whether acting as a director, officer, employee, proprietor, partner, member, independent contractor, or otherwise.

Notwithstanding anything to the contrary in this Section 5.5 with respect to any Participant the five-year forfeiture period referred to above in this section shall be reduced to the maximum lesser period that an arbitrator or a court of competent jurisdiction determines (in a final award or judgment all appeals for which have either been exhausted or waived) to be enforceable with respect to such Participant. No other rights or obligations under this Plan of the Company or of the prevailing Participant and no rights or obligations under this Plan of any other Participant shall be affected by operation of this paragraph with respect to a Participant.

                               ARTICLE VI
                           RETIREMENT BENEFITS



6.1     Normal Retirement Benefit

     A Participant who retires on or after his Normal Retirement Date shall be entitled to an annual retirement income, paid monthly and continuing for the Participant's lifetime, equal to the sum of (a) 2.75% of his Average Final Compensation for each of his first ten Years of Benefit Service, and (b) 2.00% of his Average Final Compensation for each of his next five Years of Benefit Service.

6.2     Determination of Accrued Benefit

     A Participant's Accrued Benefit as of any date shall be that benefit, commencing on his Normal Retirement Date, determined as follows, based on his Average Final Compensation as of the date of determination:

     (a)     If the Participant is eligible for Early Retirement

             The benefit shall be calculated as provided in Section 6.1, but based on his Years of Benefit Service as of the date of determination.

     (b)     If the Participant is not eligible for Early Retirement

             The benefit shall be calculated as provided in Section 6.1, but based on the Years of Benefit Service he is projected to have earned as of his earliest Early Retirement Date (assuming he remains in full time employment until that date), multiplied by a fraction (not to exceed 1.0) whose numerator is his Years of Benefit Service as of the date of determination, and whose denominator is his projected Years of Benefit Service as of his earliest Early Retirement Date.

     Notwithstanding the above, following a Change in Control the Accrued Benefit of all Participants in the Plan on the date of the Change in Control shall he determined under the provisions of Section 6.2(a) only.

6.3     Adjustment for Early Retirement

     If a Participant retires on an Early Retirement Date, his benefit from this Plan shall be his Accrued Benefit. If the Participant elects to receive his retirement benefit prior to his 62nd Birthday, it shall be reduced one-half of one percent for each month by which his Benefit Commencement Date precedes his 62nd Birthday.

6.4     Adjustment for Late Retirement

     If a Participant retires after his Normal Retirement Date, he shall receive a benefit calculated in accordance with the provisions of
Section 6.1, but based upon his Benefit Service and his Average Final Compensation as of his Late Retirement Date.

6.5     Disability Retirement

     A Participant who is Disabled as provided in Section 2.10 shall be considered to be a retired employee on a Disability Retirement.

     (a) As long as the Participant is receiving benefits under the Company's Long Term Disability Plan, he shall receive no benefit payments from this Plan but shall continue to earn credit for Years of Benefit Service.

     (b) Upon reaching his Normal Retirement Date (or upon the cessation of Long Term Disability Benefits, if later), he shall cease earning credit for Years of Benefit Service and shall commence receiving his Normal Retirement Benefit. Such benefit shall be based upon his Average Final Compensation as of his date of Disability, and Years of Benefit Service accumulated through his Benefit Commencement Date.

     (c) A Participant on Disability Retirement who is continuing to earn credit for Years of Benefit Service under paragraph
             (a) above may, upon attainment of his Early Retirement Date, elect to retire early. He shall thereafter cease receiving credit for additional Service under paragraph
             (a), and shall instead commence receiving an Early Retirement benefit as determined under Section 6.3, based on his Average Final Compensation as of his date of Disability, and his Years of Benefit Service accumulated through his date of Early Retirement.

                             ARTICLE VII
                         PAYMENT OF BENEFIT
________________________________________________________________________


7.1     Eligibility for Payment

     A Participant's benefits shall be paid from the Plan only after both of the following conditions are met:

     (a)     The occurrence of a Participant's Separation from Service.
     (b)     The Participant's attainment of his Early Retirement Date.

7.2     Benefit Commencement Date

     (a)     Time of Commencement

             Unless a Participant or Surviving Spouse (as the case may be) has made a timely election to defer payment with the approval of the Committee pursuant to the provisions of paragraph (b) of this Section 7.2, the Participant's Vested Benefit under this Plan shall be paid beginning 60 days after the date on which the conditions of Section 7.1 are first met.

             Notwithstanding the foregoing, at any time after a Participant's Separation from Service and prior to the earlier of

               (i) payment or commencement of the Participant's benefit pursuant to this Section 7.2, or

               (ii)    the date on which a Change in Control occurs,

          the Company may elect unilaterally to defer payment or commencement of all or any portion of the Participant's Benefit until the next July following the Participant's Separation from Service date if the Participant was a "covered employee" within the meaning of Code
Section 162(m) at the time of his Separation from Service. Any such election by the Company may be made by the Board, the Committee, or the Company's chief executive officer, and shall be evidenced in writing and sent to the Participant at his last known address.

     (b)     Benefit Commencement Election

          Subject to the approval of the Committee (as defined in Section 10.1), a Participant or Surviving Spouse may make a one-time irrevocable election to defer payment of benefits to a postponed Benefit Commencement Date on any determinable date beyond the Participant's initial Benefit Commencement Date determined pursuant to paragraph (a) of this Section 7.2, provided that such election is made on the form prescribed by the Committee and is received by the Committee not later than 30 days before such initial Benefit Commencement Date. The Committee shall have absolute discretion to approve, disapprove, or modify before approving any such election to defer benefits.

                              ARTICLE VIII
                        BENEFIT FORMS AVAILABLE
________________________________________________________________________


8.1     Forms of Benefits for Participants

     (a)     If a Participant is Married on his Benefit Commencement
Date

             Unless a Participant has made a timely election with the approval of the Committee pursuant to Section 8.2 below to waive the 50% joint and survivor benefit, the Participant's benefit shall be paid as a 50% joint and survivor benefit, under which the Participant shall receive an actuarially reduced benefit for his lifetime, with 50% of that reduced benefit continuing after his death to his Surviving Spouse for the remainder of the Surviving Spouse's life.

     (b)     If the Participant is Not Married on his Benefit
             Commencement Date

             His benefit shall be paid as a life annuity, under which his benefit as described in Section 6 shall be paid to him as long as he shall survive, with no payments due after his death.

8.2     Life Annuity Benefit Election

     Subject to the Committee's approval, a married Participant may make a one-time irrevocable election to receive his retirement benefit from this Plan as a life annuity, as described in Section 8.1(b). Any such election shall be made on the form prescribed by the Committee and must be received by the Committee no later than 30 days before the benefit is to be paid pursuant to Section 7.2 of the Plan (after taking into account any election made by the Participant under paragraph (b) of
Section 7.2). The Committee shall have absolute discretion to approve any such election by a married participant to receive his benefit in the life annuity form.

ARTICLE IX
DEATH BENEFITS



9.1     Death Prior to Benefit Commencement

     (a)     Death On or After Eligibility for Early Retirement

             Upon the death of a Participant on or after his eligibility for an Early Retirement benefit, there shall be paid to his Surviving Spouse an immediate lifetime income equal to the benefit the spouse would have received had the Participant retired on the day before his death, receiving the 50% joint and survivor benefit described in Section 8.1(a), and then died on his actual date of death.

     (b)     Death Before Eligibility for Early Retirement

            If the Participant is not yet eligible for Early Retirement on his date of death, the benefit shall be the same as described in Section 9.1(a), except that it shall be cal-culated as if the Participant were then the age at which he would first have become eligible for Early Retirement had he not died (but the amount of such benefit shall be determined by the Participant's actual number of Years of Benefit Service and his actual Average Final Compensation at the time of his death). The Surviving Spouse benefit under this
            Section 9.1(b) shall commence on the date the Participant would have attained Early Retirement eligibility had he survived.

9.2     Death After Benefit Commencement

     Upon the death of a Participant after his Benefit Commencement Date, there shall be no further benefits due except as may be paid to a Surviving Spouse under the 50% joint and survivor benefits pursuant to
Section 8.1(a).

                               ARTICLE X
                            ADMINISTRATION
_______________________________________________________________________


10.1     Plan Administration

     The Committee shall be the Plan Administrator of this Plan. Each member shall serve at the pleasure of the Board. The Committee shall act by majority decision of its members. The Committee shall have the responsibility for the operation and administration of the Plan and shall have the power and authority to:

     (a) determine all matters relating to the eligibility of persons to become Participants in the Plan;
     (b) determine whether or not any Executive of the Company has become a Participant in the Plan;
     (c) determine whether and when the employment of any Participant has been terminated and, to the extent material to a determination of a benefit hereunder, the cause of such termination;
     (d) decide all questions which may arise from time to time with respect to the rights under the Plan of Executives of the Company, Participants, and any other persons who claim to be entitled to benefits under the plan.

     The Committee shall have exclusive discretionary authority to construe and interpret the Plan document; provided, however, that in exercising its powers and duties the Committee shall give the same consideration to Participants and beneficiaries in like circumstances.

10.2     Indemnification

     The Company agrees to indemnify and save harmless each member of the Committee or in any other fiduciary capacity from, against, for, and in respect of any and all damages, losses, obligations, liabilities, liens, deficiencies, attorneys' fees, costs and expenses incident to the performance of such person's duties unless resulting from the gross negligence, willful misconduct, or lack of good faith of such individual. Such indemnification shall apply to any such individual even though at the time liability is imposed the individual was no longer acting in a fiduciary capacity or as a member of the Committee.

10.3     Ownership of Assets

     All amounts accrued under this Plan, all property and rights purchased with such amounts, and all income attributable to such amounts, property, or rights shall remain (until made available to a Participant or Surviving Spouse) solely the property and rights of the Company (without being restricted to the provision of benefits under this Plan), and shall be subject to the claims of the general creditors of the Company. Except after a Change in Control, no trust is created under this Plan and it is not otherwise funded in any manner. No Participant or Surviving Spouse shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Company or any Accrued Benefit under the Plan prior to the time such assets are distributed as a Vested Benefit, and all rights created under the Plan shall be mere unsecured contractual rights. Notwithstanding the foregoing, nothing in this Plan shall be construed to prohibit any one or more Participants or Surviving Spouses from purchasing insurance to protect against loss on account of the provisions of this Section 10.3, and the Company shall reasonably cooperate in any effort to obtain such insurance, provided that any such insurance shall be obtained, owned, and paid for solely by the insured persons and not by the Company.

10.4     Expenses

     The Company shall pay:

     (a) its share of all fees and expenses incurred in administering the Plan;

     (b) all taxes imposed on the Company in connection with the Plan; and

     (c) all costs and expenses (including reasonable attorneys' fees) incurred by each Participant and Surviving Spouse to enforce the terms of the Plan against the Company or to collect a Vested Benefit under the Plan from the Company.

                               ARTICLE XI
                     TRUST AGREEMENT; LIQUIDITY FUND
________________________________________________________________________


11.1     Trust Fund

     Except after a Change in Control, no assets of the Company shall be held in trust for any purposes under the Plan. Upon the occurrence of a Change in Control, and from time to time (but at least once each Plan
Year) thereafter, the Company shall contribute to the Trust assets sufficient actuarially to meet the Company's liability for all Vested Benefits under the Plan at each time that assets are contributed.

11.2     Liquidity Fund

     The Company at its sole option may from time to time maintain liquid assets representing all or any portion of the value of its Participants' Accrued Benefits. Any such liquidity fund shall be invested at the discretion of the Committee, shall not be held in trust for any Participant or Surviving Spouse, and shall in all respects remain subject to the provisions of Section 10.3.

                               ARTICLE XII
                           AMENDMENT OF THE PLAN
______________________________________________________________________


12.1     Amendment

     The Company reserves the right to amend the Plan at any time and from time to time. Each amendment shall be approved by the Board of Directors of the Company. No amendment shall diminish or deprive a Participant of any benefit already vested. The Company may amend the Plan, and may do so retroactively if necessary, to conform the Plan to mandatory provisions of applicable laws or regulations or as permitted by the Internal Revenue Service or the Department of Labor.

12.2     Effect of Amendments on Vesting

     Notwithstanding the provisions of the preceding Section 12.1, no amendment to the Plan's vesting provisions shall reduce a Participant's Vested Benefit, determined as of the later of (a) the date of execution of such amendment, or (b) the effective date of such amendment.

                               ARTICLE XIII
                          TERMINATION OF THE PLAN
________________________________________________________________________


13.1     Termination

     The Company intends to continue the Plan indefinitely, but it does not assume a contractual obligation to do so, and the Company may terminate the Plan at any time, provided that no such action of the Company shall reduce any Participant's Vested Benefit.

13.2     Benefits After Plan Termination

     In the event that the Company shall terminate the Plan in whole or in part, the rights of nonvested Participants to benefits accrued under the Plan as of the date of such termination shall remain unvested unless the Plan is specifically amended to provide for additional partial or full vesting. In no event shall any person have recourse against the Company for any reason upon termination of the Plan other than for non-payment of Vested Benefits.

                               ARTICLE XIV
                              MISCELLANEOUS



14.1     Limitations of Rights; Employment Relationship

     The establishment of this Plan or any modification thereof, or the accrual or vesting of any benefits, or the creation of any fund or account, or the payment of any benefits, shall not be construed as giving a Participant or any other person any legal or equitable right against the Company except as provided in this Plan. In no event shall the terms of employment of any employee be modified or in any way be affected by the Plan.

14.2     Determination of Benefits, Claims Procedure, and Administration

     (a)     Claim

             A person who believes that he is being denied a benefit to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Company, setting forth his claim. The request must be addressed to the Committee in care of the Company at its then principal place of business.

     (b)     Decision on Claim

             Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The Committee may, however, extend the reply period for an additional 90 days for a reasonable cause.

          If the claim is denied in whole or in part, the Committee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

               (i)     the specific reason or reasons for such denial;
               (ii) the specific reference to pertinent provisions of the Plan on which such denial is based;

               (iii) a description of any additional material or information necessary for the Claimant to perfect his claim, and an explanation of why such material or such information is necessary;
               (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and
               (v) the time limits for requesting a review and for completing any such review.

     (c)     Request for Review

             Within 60 days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the chief executive officer of the Company (or his designee) review the determination of the Committee. Such request must be addressed to the chief executive officer of the Company at the Company's then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the chief executive officer or his designee. If the Claimant does not request a review of the Committee's determination by the chief executive officer of the Company within such 60-day period, he shall be barred and estopped from challenging the Committee's determination.

     (d)     Review of Decisions

             Within 60 days after receipt of a request for review, the chief executive officer of the Company or his designee shall review the Committee's determination. After considering all materials presented by the Claimant, the chief executive officer or his designee shall render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for a decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the 60-day time period be extended, the chief executive officer or his designee shall so notify the Claimant and shall render the decision as soon as possible, but not later than 120 days after receipt of the request for review.

14.3     Arbitration

     Any dispute between any person claiming benefits or any other rights under the Plan and the Company as to the interpretation or application of the provisions of the Plan and amounts payable hereunder that is not finally resolved under the claims procedure described in
Section 14.2 of the Plan shall be determined exclusively by binding arbitration in Groton, Massachusetts in accordance with the Commercial Arbitration Rules (and not in accordance with the National Rules for the Resolution of Employment Disputes) of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court of competent jurisdiction. All fees and expenses of such arbitration shall be paid by the Company.

     The arbitrator shall be chosen by the parties, provided however that if the parties cannot agree on a choice within thirty (30) days after a demand for arbitration made by either party, the choice of an arbitrator shall be referred to the American Arbitration Association. Unless the parties otherwise agree, the arbitrator shall be a Massachusetts lawyer with at least fifteen years of experience as a specialist in employee benefits or employment law. The arbitrator shall determine the arbitrability of the dispute if it is in controversy. The arbitrator may consider and rule on any dispositive motions submitted by the parties. Discovery shall be limited to such pre-hearing exchange of information as is explicitly authorized by Chapter 251 of the Massachusetts General Laws. The arbitrator may further limit discovery to those items that in the judgment of the arbitrator are essential to the determination of the matters in dispute. Except for any stenographer and the arbitrator, attendance at the arbitration shall be limited to the parties and their counsel and witnesses. Except as necessary for purposes of an action to enforce, modify, or vacate the arbitration award, all documents and other information submitted to the arbitrator, including any transcripts of the proceedings shall be confidential and shall not be disclosed to anyone other than the parties and their counsel and other appropriate advisors.

14.4     Non-Assignability of Benefits

     Neither the Participant nor his Surviving Spouse shall have any power or right to transfer, assign, anticipate, hypothecate, or otherwise encumber any part or all of the amounts payable hereunder, which are expressly declared to be non-assignable and non-transferable. Any such attempted assignment or transfer shall be void. No amount payable under the Plan shall, prior to actual payment thereof, be subject to seizure by any creditor of any such person for the payment of any debt, judgment, or other obligation, by a proceeding at law or in equity, or be transferable by operation of law in the event of the bankruptcy, insolvency, divorce, or death of the Participant or his Surviving Spouse.

14.5     Facility of Payments

     In the event that the Committee shall determine that any person to whom a benefit is payable under the Plan is unable to care for his affairs because of illness or accident, or is otherwise mentally or physically incompetent or unable to give a valid receipt, the Committee may cause the payment becoming due to be paid to the person's spouse, child, grandchild, parent, brother or sister, or to any appropriate individual appointed by a court of competent jurisdiction, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

14.6     Obligations to Withhold and Pay Taxes

     Each Participant or other recipient of benefits under the Plan shall be liable for all tax obligations, if any, with respect to any sum received pursuant to the Plan and for accurately reporting and paying in full all such taxes to the appropriate federal, state, and local authorities. The Company shall have the right to deduct and withhold from any payment due under the Plan or from other amounts owed to or with respect to the Participant all withholding taxes and other amounts required by law or as necessary to set off amounts owed by the Participant to the Company.

14.7     Representations

     The Company hereby does not represent or guarantee that any particular federal, state or local income, payroll, personal property, or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his participation.

14.8     Severability

     If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

14.9     Applicable Law

     This Plan shall be governed by and construed in accordance with applicable federal law and, to the extent not preempted by such federal law, the laws of the Commonwealth of

Massachusetts applicable to contracts that are made and to be wholly performed in such jurisdiction.

14.10     Successor Employers

     This Plan shall enure to the benefit of and be binding upon the Company and its successors.




IN WITNESS WHEREOF, the Company has caused this Plan to be executed under seal by its duly authorized representative this 2nd day of November, 1998.


NEW ENGLAND BUSINESS SERVICE, INC.

By:           /s/ Robert J. Murray
Title: Chairman, President and Chief Executive Officer



     (Seal)

31